EXHIBIT 10.5

AMENDED LICENSE AGREEMENT AND SECURITIES PURCHASE AGREEMENT WITH CONCERT PHARMACEUTICALS

EXECUTION COPY

Amendment to Option and License Agreement

THIS AMENDMENT TO OPTION AND LICENSE AGREEMENT (this "Amendment") is entered into as of this 19th day of March, 2018 (the "Amendment Effective Date"), by and between CoNCERT Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, having a business address at 99 Hayden Avenue, Suite 500, Lexington, MA 02421 ("CoNCERT"), Promet Therapeutics, LLC, a limited liability company organized under the laws of Delaware, having a business address at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076 ("Promet") and Processa Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, having a business address at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076 ("Processa").

WHEREAS, CoNCERT and Promet entered into an Option and License Agreement as of October 4, 2017 (the "Agreement"), pursuant to which CoNCERT granted to Promet an Option to obtain an exclusive license under CoNCERT Intellectual Property (the "Exclusive License");

WHEREAS, Promet will be assigning the Agreement to Processa; and

WHEREAS, the Parties wish to amend the Agreement to grant Processa the Exclusive License as of the Amendment Effective Date;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized terms used in this Amendment that are not defined herein shall have the meanings ascribed to them in the Agreement.

2. Promet and Processa hereby notify CoNCERT that, as of the Amendment Effective Date, Promet assigned the Agreement, in its entirety, to Processa and Processa hereby agrees to be bound by the terms of the Agreement to the identical extent such terms are applicable to Promet.

3. The Parties hereby agree that Processa is hereby deemed to have exercised the Option effective as of the Amendment Effective Date.

4. Section 6.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

   6.1 Equity Investment. On the Amendment Effective Date, CoNCERT, Promet and Processa are entering into a Securities Purchase Agreement pursuant to which Promet is selling and transferring to CoNCERT Two Million Ninety Thousand Three Hundred and One (2,090,301) shares of Processa's Common Stock, $0.0001 par value per share (the "Processa Common Stock").

5. Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.5 Books and Records; Audit Rights. Processa shall keep complete and accurate records of the underlying revenue and expense data relating to the calculations of Net Sales and Payments required by Sections 6.3 and 6.10. CoNCERT shall have the right, once annually at its own expense, to have an independent, certified public accounting firm, selected by CoNCERT and reasonably acceptable to Processa, review any such records of Processa in the location(s) where such records are maintained by Processa upon reasonable notice (which shall be no less than fourteen (14) days prior notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of reports and Payments made under Sections 6.3 and 6.10 within the thirty-six (36) month period preceding the date of the request for review. The report of such accounting firm shall be limited to a certificate stating whether any report made or Payment submitted by Processa during such period is accurate or inaccurate and the actual amounts of Net Sales, and Payments due, for such period. Processa shall receive a copy of each such report concurrently with receipt by CoNCERT. Should such inspection lead to the discovery of a discrepancy to CoNCERT's detriment, Processa shall pay within five (5) Business Days after its receipt from the accounting firm of the certificate the amount of the discrepancy plus interest calculated in accordance with Section 6.9. CoNCERT shall pay the full cost of the review unless the review reveals an underpayment greater than five percent (5%) of the amount due for any applicable Calendar Year, in which case Processa shall pay the reasonable cost charged by such accounting firm for such review. Any overpayment by Processa revealed by such review shall be fully creditable against future Payments.

6. A new Section 6.10 is hereby inserted in the Agreement immediately following Section 6.9 thereof as follows:

6.10 Sublicensing Revenues. If, prior to the earliest date following the Amendment Effective Date (as defined in the Amendment to this Agreement dated as of March 19, 2018) on which (a) Processa has raised gross proceeds of at least Eight Million Dollars ($8,000,000) (such amounts raised to include any grants or other non-dilutive amounts raised by Processa after the Effective Date) in one or more equity or other financings after the Effective Date and (b) CoNCERT can sell its shares of the Processa Common Stock without restriction pursuant to Paragraph b(1) of Rule 144 under the Securities Act of 1933, as amended, or any similar successor provision and the Leak-out provisions in the Sales and Transfer Agreement, Processa grants to any Third Party a sublicense under any of the CoNCERT Intellectual Property to Commercialize a Product in the Territory, Processa shall pay to CoNCERT, within forty-five (45) days after the end of each Calendar Quarter during the Term, fifteen percent (15%) of Sublicensing Revenues received by Processa or its Affiliates during such Calendar Quarter from such Sublicensee in consideration for such sublicense. For the purposes of this Section 6.10, "Sublicensing Revenues" means upfront payments, license fees, milestone payments, and any other payments other than royalties received by Processa or any of its Affiliates from a Sublicensee in consideration for a sublicense under any of the CoNCERT Intellectual Property to Develop, Manufacture, use or Commercialize a Product, but excludes (x) all royalties on sales of Products, (y) the portions of payments for debt or equity securities of Processa equal to the fair market value thereof and (z) funding or reimbursement for

actual costs of *bona fide* research and development activities performed by Processa or its Affiliates after the execution of, and pursuant to, such sublicense.

7. As amended by this Amendment, the Agreement remains in full force and effect.

8. This Amendment may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, CoNCERT, Promet and Processa have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

PROMET THERAPEUTICS, LLC

By: _______________

Name: David Young

Title: CEO

CoNCERT PHARMACEUTICALS, INC.

By: _______________

Name: Nancy Stuart

Title: COO

PROCESSA PHARMACEUTICALS, INC.

By: _______________

Name: David Young

Title: CEO

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 19, 2018 by and among Processa Pharmaceuticals, Inc., a Delaware corporation (the "Company"), Promet Therapeutics, LLC, a Delaware limited liability company (the "Selling Stockholder"), and CoNCERT Pharmaceuticals, Inc., a Delaware corporation (the "Investor").

RECITALS

A. The Selling Stockholder and the Investor are parties to an Option and License Agreement, dated as of October 4, 2017 (the "License Agreement"), pursuant to which the Investor granted to the Selling Stockholder an option to obtain an exclusive license under certain intellectual property of the Investor (the "Option");

B. The Selling Stockholder, the Company and the Investor intend to enter into an amendment to the License Agreement concurrently with entering into this Agreement to permit the Selling Stockholder to exercise the Option for consideration of 2,090,301 shares (the "Shares") of the Company's Common Stock, $0.0001 par value per share (the "Common Stock"), upon the terms and subject to the conditions stated in this Agreement; and

C. The Investor wishes to acquire from the Selling Stockholder, and the Selling Stockholder wishes to transfer to the Investor, the Shares, upon the terms and subject to the conditions stated in this Agreement, as consideration for the exercise of the Option;

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

"1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

"Board" means the Board of Directors of the Company.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

"Closing" has the meaning set forth in Section 2.

"Common Stock" has the meaning ascribed to such term in the recitals to this Agreement.

"Company" has the meaning ascribed to such term in the preamble to this Agreement.

"Company Intellectual Property" has the meaning set forth in Section 4.13.

"Company's Knowledge", or "knowledge" with respect to the Company, means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after reasonable due inquiry and investigation.

"Company Party" shall have the meaning set forth in Section 7.2(b).

"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Damages" has the meaning set forth in Section 7.2(a).

"Derivative Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

"GAAP" has the meaning set forth in Section 4.8.

"Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including, but not limited to, data, data bases and documentation).

"Investor" has the meaning ascribed to such term in the preamble to this Agreement.

"Investor Party" has the meaning set forth in Section 7.2(a).

"License Agreement" has the meaning ascribed to such term in the recitals to this Agreement.

"Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

"Material Contract" means any contract, instrument or other agreement to which the Company is a party or by which it is bound coming within the description of Item 601(b)(4) or Item 601(b)(10) of Regulation S-K as applied to the Company.

"New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

"Offer Notice" has the meaning set forth in Section 6.4(a).

"Option" has the meaning ascribed to such term in the recitals to this Agreement.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Public Reporting Company" means a Person subject to the reporting requirements set forth in Section 13(a) or Section 15(d) of the 1934 Act.

"ROFO Period" has the meaning set forth in Section 6.4(b).

"Rule 144" means Rule 144 under the 1933 Act or any successor rule thereto.

"SEC" means the U.S. Securities and Exchange Commission.

"SEC Filings" has the meaning set forth in Section 4.7.

"Selling Stockholder" has the meaning ascribed to such term in the preamble to this Agreement.

"Shares" has the meaning ascribed to such term in the recitals to this Agreement.

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2. Closing. Concurrently with the execution and delivery of this Agreement by all parties hereto, the Selling Stockholder will deliver, or cause to be delivered to the Investor, the Shares, registered in the name of the Investor, as consideration for the exercise of the Option (the "Closing").

3. Representations and Warranties of the Selling Stockholder. The Selling Stockholder hereby represents and warrants to the Investor that the statements contained in this Section 3 are complete and accurate:

3.1. Organization and Existence. The Selling Stockholder is a validly existing limited liability company and has all requisite limited liability company power and

authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder.

3.2. Authorization. The Selling Stockholder has taken all requisite action necessary for, and no further action on the part of the Selling Stockholder, its officers or members is necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the authorization of the performance of all obligations of the Selling Stockholder hereunder.

3.3. Due Execution; Enforceability. This Agreement has been duly executed and delivered by the Selling Stockholder. This Agreement constitutes the valid and legally binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

3.4. Ownership of Shares. The Selling Stockholder has good and marketable title to all of the Shares, free and clear of any liens, encumbrances, equities and claims and, upon the delivery of the Shares pursuant to this Agreement, the Investor will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims (other than those created by the Investor).

3.5. No Offers or Sales Requiring Registration. The offer, issuance and sale by the Company of the Shares to the Selling Stockholder were made in compliance with all applicable law and neither the Selling Stockholder nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Shares under the 1933 Act.

3.6. Consents; No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Selling Stockholder of its obligations under this Agreement require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency or official. The execution, delivery and performance of this Agreement by the Selling Stockholder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Selling Stockholder's organizational documents or any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Selling Stockholder, or any of its assets or properties.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as described in any disclosure schedule of the Company delivered to the Investor on or prior to the execution of this Agreement, the statements contained in this Section 4 are complete and accurate:

4.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of

the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the authorization of the performance of all obligations of the Company hereunder. The Board has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the consummation of the transactions contemplated this Agreement are in the best interest of the Company.

4.3. Due Execution; Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

4.4. Capitalization. The authorized capital of the Company consists of 350,000,000 shares of Common Stock, of which 35,272,558 shares are issued and outstanding, and 10,000,000 shares of Series D Preferred Stock $0.0001 par value per share, of which no shares are issued or outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. None of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance in all material respects with any rights of third parties. The Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.5. Valid Issuance. The Shares have been duly authorized and validly issued and are fully paid and nonassessable, and free and clear of any liens, encumbrances, equities and claims (other than those created by the Selling Stockholder).

4.6. Consents; No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Company of its obligations under this Agreement require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency or official. The execution, delivery and performance of this Agreement by the Company will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company's Certificate of Incorporation or the Company's By-laws, both as in effect on the date hereof or (b) any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation

(with or without notice, lapse of time or both) of, any Material Contract, except, in the case of clauses (i)(b) and (ii) only, for such conflicts, breaches, violations and defaults as have not, and would not reasonably be expected to have a Material Adverse Effect.

4.7. SEC Filings. The Company has made all filings that would have been required to be made pursuant to the 1934 Act during the twelve months preceding the date hereof if the Company were a Public Reporting Company for the entirety of such period of time. At the times of filing thereof, the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and the Company's Current Report on Form 8-K/A (Amendment No. 2) filed with the SEC on January 24, 2018 (including all exhibits and schedules thereto and the documents incorporated by reference) (collectively, the "SEC Filings") complied as to form in all material respects with the requirements of the 1934 Act that would have been applicable to the Company if it were a Public Reporting Company at the respective times of such filings and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.8. Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) that would have been applicable to the Company if it were a Public Reporting Company at the time of such filing and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"). Except as set forth in the financial statements of the Company included in the SEC Filings, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.9. Absence of Changes. Since September 30, 2017, except as identified and described in the SEC Filings, there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(v) any change or amendment to the Company's Certificate of Incorporation or By-laws, or material change to any Material Contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vi) any material transaction entered into by the Company other than in the ordinary course of business;

(vii) any action taken by the by the Company or a Subsidiary of the Company to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge that any of the creditors of the Company or a Subsidiary of the Company intend to initiate involuntary bankruptcy proceedings, nor has the Company or any Subsidiary of the Company received any notice from any such creditor threatening any such action; or

(viii) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.10. Tax Matters. The Company and each Subsidiary of the Company has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary of the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary of the Company nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company or any Subsidiary of the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary of the Company or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any Subsidiary of the Company and any other corporation or entity.

4.11. Title to Properties. The Company and each Subsidiary of the Company (a) has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by it and (b) holds any leased real or personal property under valid and enforceable leases with

no exceptions that would materially interfere with the use made or currently planned to be made thereof by it.

4.12. Certificates, Authorities and Permits. The Company and each Subsidiary of the Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

4.13. Intellectual Property. The Company, together with its Subsidiaries, owns, possesses, licenses or has other rights to use all material Intellectual Property as necessary for use in connection with its business (the "Company Intellectual Property"). There is no pending or, to the Company's Knowledge, threatened action, suit, proceeding or claim by any Person that the Company's business as now conducted infringes or otherwise violates any Intellectual Property rights of any third party or any confidentiality obligations owed to a third party. To the Company's Knowledge, there is no existing infringement by another Person of any of the Company Intellectual Property that would have or would reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.14. Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is a party or to which any property of the Company is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the Company's Knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act and no stop order or suspension of trading has been imposed by any other governmental or regulatory body with respect to public trading in the Common Stock.

4.15. Transactions with Affiliates. None of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary of the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors) within the description of Section 404 of Regulation S-K as applied to the Company.

4.16. Required Filings. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, or would require public disclosure or announcement by the Company if the Company were a Public Reporting Company, that has not been so publicly announced or disclosed.

4.17. No Offers or Sales Requiring Registration. The offer, issuance and sale by the Company of the Shares to the Selling Stockholder were made in compliance with all applicable law and neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration under the 1933 Act of the disposition of the Shares by the Selling Stockholder to the Investor contemplated under this Agreement.

4.18. Exchange Listing. The Common Stock is listed for trading on the Pink Open Market of the OTC Markets Group and the Company is in compliance in all respects with the Company's obligations under the rules of such exchange.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Selling Stockholder and the Company that the statements contained in this Section 5 are complete and accurate:

5.1. Organization, Good Standing and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder.

5.2. Authorization. The Investor has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Investor, its officers, directors and stockholders is necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the authorization of the performance of all obligations of the Investor hereunder.

5.3. Due Execution; Enforceability. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

5.4. Consents; No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Investor of its obligations under this Agreement require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency or official. The execution, delivery and performance of this Agreement by the Investor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Investor's organizational documents or any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Investor, or any of its assets or properties.

5.5. Acquisition Entirely for Own Account. The Shares are being acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present

intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor's right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.6. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.7. Restricted Securities. The Investor understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws and that under such laws and applicable regulations such securities may be sold without registration under the 1933 Act only in certain limited circumstances.

5.8. Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 under the 1933 Act. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its acquisition of the Shares and participation in the transactions contemplated by this Agreement (i) comply and are consistent with all investment policies, guidelines and other restrictions applicable to the Investor and (ii) do not and will not violate or constitute a default under the Investor's charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Investor is bound.

5.9. Legends. It is understood that, except as provided below, certificates or book entry positions evidencing the Shares may bear the following or any similar legend:

> "The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144 or other applicable exemption from applicable securities laws. The Company may require an opinion of counsel to the holder of these securities, reasonably satisfactory to the Company, that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended."

6. Further Covenants and Agreements.

6.1. Exchange Listing. Until such time as the Shares have been disposed of by the Company and its Affiliates, the Company will use its best efforts to continue the listing and trading of its Common Stock on the Pink Open Market of the OTC Markets Group (or in lieu thereof, any other exchange of the OTC Markets Group or any national securities exchange) and,

in accordance, therewith, will use its best efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

6.2. Current Public Information. With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor or its Affiliates to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as such term is used in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents that would be required of the Company under the 1934 Act if it were a Public Reporting Company and (iii) furnish to the Investor upon request (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act that would be applicable to it if it were a Public Reporting Company, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and (C) such other information as may be reasonably requested in order to avail the Investor and its Affiliates of any rule or regulation of the SEC that permits the selling of any of the Shares without registration. The covenant set forth in this Section 6.2 shall terminate as of the earlier of such time as the Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 or (iii) are eligible for resale without restriction pursuant to paragraph (b)(1) of Rule 144 or any similar successor provision.

6.3. Removal of Legends. In connection with any sale or disposition of any Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act, the Company shall use its best efforts to cause the transfer agent for the Common Stock to remove any restrictive legends related to the certificate evidencing, or the book entry account holding, such Shares and issue a new, unlegended certificate or book entry position for the Shares sold or disposed of within two trading days of the request of the Investor and receipt by the Company from the Investor of customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 or (iii) are eligible for resale without restriction pursuant to paragraph (b)(1) of Rule 144 or any similar successor provision, the Company shall (A) deliver to the transfer agent for the Common Stock irrevocable instructions that such transfer agent shall issue a new, unlegended certificate or book entry position for the Shares and (B) cause its counsel to deliver to the transfer agent for the Common Stock one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. The Company shall be responsible for the fees of the transfer agent for the Common Stock and all fees of The Depository Trust Company associated with such issuance.

6.4. Right of First Offer. Subject to the terms and conditions of this Section 6.4, if the Company proposes to offer or sell any New Securities, the Company shall first provide the Investor with the opportunity to purchase the portion of such New Securities specified in this Section 6.4. The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate among itself and its Affiliates.

(a) Prior to any proposed offering of New Securities, the Company shall give notice (the "Offer Notice") to the Investor, stating (i) the Company's bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and (iii) the price and terms, if any, upon which the Company proposes to offer such New Securities.

(b) By notification to the Company within fifteen (15) Business Days after the Offer Notice is given (the "ROFO Period"), the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the Common Stock then held by the Investor and its Affiliates (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by the Investor and its Affiliates) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities). The closing of any sale of New Securities that the Investor elects to purchase or otherwise acquire pursuant to this Section 6.4(b) shall occur concurrently with the earliest closing for the other New Securities offered by the Company.

(c) The Company may, during the sixty (60) days following the expiration of the ROFO Period, offer and sell the New Securities that the Investor (and its Affiliates) have not elected to purchase in such offering at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not consummate the sale of such securities within such 30-day period, the right of first offer under this Section 6.4 shall be deemed to be revived and such New Securities shall not be offered unless the Investor shall have again been provided with a right of first offer with respect thereto in accordance with this Section 6.4.

(d) The right of first offer set forth in this Section 6.4 shall not be applicable to offers or sales of equity securities that are registered by the Company on Form S-8 under the 1933 Act.

(e) The right of first offer set forth in this Section 6.4 shall remain in effect as long as Investor and its Affiliates collectively own two percent (2%) or more of the outstanding Common Stock, with any shares of Common Stock that are issuable upon the exercise, conversion or exchange of any securities held by Investor or any of its Affiliates being considered to be outstanding shares of Common Stock for purposes of this sentence.

6.5. Leak-Out. Notwithstanding any other provision in this Agreement, the Investor will not, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares, owned by the Investor or with respect to which the Investor has the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the

economic consequence of ownership of any Shares or any securities convertible into or exercisable or exchangeable for any Shares,

whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, other securities, in cash or otherwise, prior to July 2, 2018 unless: (a) the transaction price is in excess of $4.08 per share (subject to appropriate adjustment for any stock split, stock dividend, reclassification, recapitalization or other similar transaction affecting the Common Stock after the execution of this Agreement) of Common Stock and the number of Shares so sold prior to July 1, 2018 does not exceed 15% of the Shares; or (b) the transaction price is in excess of $5.10 per share (subject to appropriate adjustment for any stock split, stock dividend, reclassification, recapitalization or other similar transaction affecting the Common Stock after the execution of this Agreement) of Common Stock and the number of Shares so sold prior to July 2, 2018 does not exceed 40% of the Shares. In addition, Investor agrees that prior to July 2, 2018, Shares may only be sold at or above the lowest "offer" or "ask" prices stated by the relevant market maker for the Common Stock on the OTC Markets or any nationally recognized exchange on which the Common Stock is publicly traded. Investor further agrees that (a) no sales will be made at the "bid" prices for the Common Stock and that (b) it will not engage in any short selling of the Common Stock prior to July 2, 2018.

7. Survival, Indemnification and Remedies.

7.1. Survival. The representations, warranties, covenants, indemnities and agreements contained in this Agreement shall survive the Closing for the applicable statute of limitations.

7.2. Indemnification.

(a) Company and Selling Stockholder Indemnification of the Investor. In consideration of the Investor's execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company's and the Selling Stockholder's other obligations under this Agreement, subject to the provisions of this Section 7.2(a) and Section 7.3, the Company and the Selling Stockholder shall, severally and not jointly, indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an "Investor Party"), from and against all losses, liabilities, obligations, claims, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys' fees and costs of defense and investigation) (collectively, "Damages") that such Investor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company or the Selling Stockholder in this Agreement; provided, however, that the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such

Damages resulted directly and primarily from a breach of any of the Investor's representations, warranties, covenants or agreements contained in this Agreement.

An Investor Party's right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company or the Selling Stockholder set forth in this Agreement shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company or the Selling Stockholder failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company and the Selling Stockholder set forth in this Section 7.2(a) may be unenforceable for any reason, the Company and the Selling Stockholder shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

(b) Investor Indemnification of the Company and the Selling Stockholder. In consideration of the Company's and the Selling Stockholder's execution and delivery of this Agreement and disposition of the Shares hereunder and in addition to all of the Investor's other obligations under this Agreement, subject to the provisions of this Section 7.2(b) and Section 7.3, the Investor shall indemnify and hold harmless the Company and the Selling Stockholder, each of their respective directors, officers, stockholders, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Company or the Selling Stockholder (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a "Company Party"), from and against all Damages that such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement; provided, however, that the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the representations, warranties, covenants or agreements of the Company or the Selling Stockholder contained in this Agreement.

A Company Party's right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Investor set forth in this Agreement shall not in any way be affected by any investigation or knowledge of such Company Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that a Company Party knew or should have known that any representation or warranty might be inaccurate or that the Investor failed to comply with any agreement or covenant. Any investigation by such Company Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Investor set forth in this Section 7.2(b) may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

7.3. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person, unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or (ii) that includes the granting of any equitable relief or the admission by the indemnified party of its officers, directors, managers, partners or Affiliates of any legal, regulatory or ethical violations.

7.4. Remedies.

(a) The Investor shall have all rights and remedies set forth in this Agreement and all rights and remedies that the Investor has been granted at any time under any other agreement or contract and all of the rights that the Investor has under any law. The Company and the Selling Stockholder recognize that in the event that either of them fails to perform, observe or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company and the Selling Stockholder therefore each agree that the Investor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(b) The Company and the Selling Stockholder shall have all rights and remedies set forth in this Agreement and all rights and remedies that the Company and the

Selling Stockholder, respectively, have been granted at any time under any other agreement or contract and all of the rights which the Company and the Selling Stockholder, respectively, have under any law. The Investor recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company or the Selling Stockholder. The Investor therefore agrees that the Company and the Selling Stockholder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

8. Miscellaneous.

8.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of each other party hereto, provided, however, that, the Investor may, without the prior written consent of the Company or the Selling Stockholder, assign its rights and delegate its duties hereunder in whole or in part by operation of law, to an Affiliate or to a third party acquiring all or substantially all of its assets or securities in a transaction complying with applicable securities laws. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2. Counterparts; Faxes; E-mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

8.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if sent by electronic mail during normal business hours of the recipient, then notice shall be deemed given when sent, and if not sent during normal business hours, then notice shall be deemed given on the recipient's next Business Day, (iii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iv) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (v) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company or the Selling Stockholder:

Processa Pharmaceuticals, Inc.
7380 Coca Cola Drive, Suite 106,
Hanover, Maryland 21076
Attention: David Young, CEO
Fax: (443) 288-4420
E-mail: dyoung@processapharmaceuticals.com

With a copy to:

Foley & Lardner LLP
One Independent Drive
Suite 1300
Jacksonville, Florida 32202
Attention: John Wolfel
Fax: (904) 359-8700
E-mail: jwolfel@foley.com

If to the Investor:

CoNCERT Pharmaceuticals, Inc.
99 Hayden Avenue, Suite 500
Lexington, Massachusetts 02421
Attention: General Counsel
Fax: (781) 674-5310
E-mail: lherscha@concertpharma.com

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Steven D. Barrett
Fax: (617) 526-5000
E-mail: steven.barrett@wilmerhale.com

8.5. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

8.6. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto without the prior consent of each of the other parties hereto, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the releasing or announcing party shall allow each other party hereto, to the extent

reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

8.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.8. Entire Agreement. This Agreement and the License Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts located in Suffolk County and the United States District Court for the District of Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

PROCESSA PHARMACEUTICALS, INC.

By: _______________
Name: David Young
Title: CEO

SELLING STOCKHOLDER:

PROMET THERAPEUTICS, LLC

By: _______________
Name: David Young
Title: CEO

INVESTOR:

CONCERT PHARMACEUTICALS, INC.

By: _______________
Name: Nancy Stuart
Title: COO

[*Signature Page to Securities Purchase Agreement*]